Financial Statements
                            and Supplemental Schedule

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                           December 31, 2003 and 2002,
                    and for the year ended December 31, 2003,
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                              Financial Statements
                            and Supplemental Schedule

                           December 31, 2003 and 2002,
                    and for the year ended December 31, 2003





                                Table of Contents

Independent Auditors' Report...................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits................................2
Statement of Changes in Net Assets Available for Benefits......................3
Notes to Financial Statements..............................................4 - 8


Supplemental Schedule

Schedule H, Part IV, 4i - Schedule of Assets (Held at End of Year).............9

                          Independent Auditors' Report

Amcast Industrial Corporation
401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

We have audited the accompanying statement of net assets available for benefits of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 (the "Plan") as of December 31, 2003, and the related statement of changes in net assets available for benefits for the year ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Plan as of December 31, 2002, were audited by other auditors whose report dated, May 23, 2003, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2003 and the changes in its net assets available for benefits for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2003 is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/ Clark, Schaefer, Hackett & Co.

May 20, 2004
Dayton, Ohio

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                 Statements of Net Assets Available for Benefits
                           December 31, 2003 and 2002






                                                      2003           2002
                                                  -------------  -------------
Participant-directed investments, at fair value
    Shares of registered investment companies      $ 3,360,593    $ 2,524,835
    Common/collective trust fund                     2,661,525      2,622,147
    Amcast Industrial Corporation common stock         119,667         40,881
    Loans to participants                              542,222        393,281
                                                  -------------  -------------
                                                     6,684,007      5,581,144
                                                  -------------  -------------

Receivables
    Interest income                                      1,184            574
    Participant contributions                           34,254          8,812
    Employer contributions                                 455            199
                                                  -------------  -------------
                                                        35,893          9,585
                                                  -------------  -------------

Net assets available for benefits                  $ 6,719,900    $ 5,590,729
                                                  =============  =============













The accompanying notes are an integral part of the financial statements.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits
                          Year Ended December 31, 2003






Additions to assets attributed to:
    Net appreciation in fair value of investments                   $ 657,225
    Interest and dividend income                                      218,613
    Contributions
      Participants                                                    523,405
      Employer                                                         11,812
                                                                 -------------
Total additions                                                     1,411,055

Deductions from assets attributed to:
    Benefits paid to participants                                     281,884

                                                                 -------------
Increase in net assets available for benefits                       1,129,171

Assets available for benefits at beginning of year                  5,590,729

                                                                 -------------
Assets available for benefits at end of year                      $ 6,719,900
                                                                 =============














The accompanying notes are an integral part of the financial statements.
                                                                               3

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements
                                December 31, 2003




1. Description of the Plan

The following description of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

General

The Plan is a defined contribution plan covering certain employees of the Amcast Industrial Corporation (the "Company" and "Plan Sponsor") who are compensated on an hourly basis and are covered by a collective bargaining agreement. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

The Plan allows for participant deferred contributions in participant-directed amounts from 1 percent to 15 percent of their annual compensation, and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (the IRC) Section 401(a). Participants may also annually contribute no more than two lump sum salary deferral contributions, provided that total contributions do not exceed the maximum contribution allowed for each participant. The Company makes matching contributions equal to 15 percent of the first 6 percent of compensation that is deferred by participants to the Plan to certain employees based on their respective collective bargaining agreement. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their deferral contributions plus actual earnings thereon. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination. Amounts not vested are forfeited upon termination of employment. Forfeited amounts are allocated to current plan participants at the end of the plan year.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements
                                December 31, 2003




1. Description of the Plan (continued)

Investment Options

Participants may direct investments to be split between any of the investment fund options available, including Company stock.

Participant Loans

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) the Plan's earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, either in (a) cash or
(b) cash for all investments other than Company stock and the participant's related shares of the Company's stock.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements
                                December 31, 2003




2. Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Company common stock and the participation units owed by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximate fair value. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements
                                December 31, 2003




3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets available for benefits at December 31 are as follows:

                                                  2003           2002
                                              -------------  -------------

Shares of registered investment companies
  T. Rowe Price Equity Income Fund             $ 2,156,935    $ 1,697,026
  T. Rowe Price Equity Index 500 Fund              556,007        347,709
Common/collective trust fund
  T. Rowe Price Stable Value Fund                2,661,525      2,622,147
Participant Loans                                  542,222        393,281


For the year ended December 31, 2003, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value as follows:

                                                         2003
                                                     -----------

Shares of registered investment companies             $ 606,101
Amcast Industrial Corporation common stock               51,124
                                                     -----------

                                                      $ 657,225
                                                     ===========

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements
                                December 31, 2003




4. Income Tax Status

The Internal Revenue Service (IRS) has not yet determined if the Plan qualifies under Section 401(a) of the Internal Revenue Code (the IRC). However, the Plan administrator believes that the Plan is qualified and, therefore, the underlying trust is not subject to income tax under present law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Company's Pension Administration Committee and the Company's tax counsel are not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan invests in common stock of the Company (the Plan Sponsor).


6.       Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their account.

                              Supplemental Schedule

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

     Schedule H, Part IV, Line 4i - Schedule of Assets (Held at End of Year)
                                December 31, 2003




    (a) , (b)                                                          ( c )                                       (e)
Identity of Party Involved and                                    Description of               (d)               Current
Description of Asset                                                Investment                Cost                Value
-----------------------------------------------------------   ------------------------  ------------------  ------------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                               6,292 shares            $ 79,181            $ 72,298
 *  T. Rowe Price New Horizons Fund                                      6,640 shares             153,451             164,662
 *  T. Rowe Price New Income Fund                                       17,188 shares             150,114             155,552
 *  T. Rowe Price Capital Appreciation Fund                             17,665 shares             259,153             309,130
 *  T. Rowe Price Equity Index 500 Fund                                 17,271 shares             556,007             517,257
 *  T. Rowe Price Equity Income Fund                                    88,646 shares           2,156,935           2,141,694
                                                                                        ------------------  ------------------
                                                                                                3,354,841           3,360,593

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                                   2,661,525 units           2,661,525           2,661,525

Common stock
 *  Amcast Industrial Corporation common stock                          46,026 shares             201,524             119,667

Loans to participants                                              Rates ranging from
Participant loans                                                         5% to 10.5%             542,222             542,222
                                                                                        ------------------  ------------------

                                                                                               $6,760,112          $6,684,007
                                                                                        ==================  ==================


 *  Indicates party-in-interest to the Plan.